UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2012, Guy Lansdown, Executive Vice President of Discovery and Development of Newmont Mining Corporation (the “Company”), will be transitioning out of his leadership position. Mr. Lansdown’s primary organization and duties, including with respect to the Company’s Business Opportunity Development (Projects) and Solutions and Innovation functions, will transition to Mr. Gary Goldberg, Executive Vice President and Chief Operations Officer, effective immediately. The Company’s Exploration function will report directly to Mr. Richard O’Brien, President and Chief Executive Officer, and the Company’s Value Assurance function will report to Mr. Russell Ball, Executive Vice President and Chief Financial Officer.

Until August 15, 2012, Mr. Lansdown will continue his full-time employment with the Company conducting transitional duties. Following August 16, 2012, Mr. Lansdown has accepted a part-time advisory position with the Company providing technical advice and services. In January 2013, the Company will pay Mr. Lansdown a transition service payment of $1,012,550. At the time of the 2012 cash bonus payout in 2013, Mr. Lansdown shall be eligible for a 2012 pro-rated cash bonus based on an August 15, 2012 date, with the corporate component of the bonus paid based upon actual Company performance and the personal bonus paid based upon target.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel & Secretary

Dated: April 19, 2012